Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of IndexIQ ETF Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of IndexIQ ETF Trust
(comprising, respectively, IQ Hedge Multi-Strategy Tracker ETF, IQ
Hedge Macro Tracker ETF, IQ Real Return ETF (formerly IQ CPI
Inflation Hedged ETF), IQ Global Resources ETF (formerly IQ ARB
Global Resources ETF), IQ Merger Arbitrage ETF (formerly IQ ARB
Merger Arbitrage ETF), IQ Australia Small Cap ETF, IQ Canada Small
Cap ETF, IQ South Korea Small Cap ETF, IQ Taiwan Small Cap ETF and IQ Global Agribusiness Small Cap ETF) (collectively, the
"Funds") as of April 30, 2011, and the related statements of operations and changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds' internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of April 30, 2011, by correspondence with the custodian and others or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting the IndexIQ ETF Trust at April 30, 2011, and the results of their operations, the changes in their net assets and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.



New York, New York
June 29, 2011